EXHIBIT 1
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A copy of the articles of association of the trustee.





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                             ARTICLES OF ASSOCIATION

                               Restated as Amended
                                February 13, 1980


         FIRST.  The title of this Association shall be Zions First National
Bank.

         SECOND. The main office of the Association shall be at One South Main Street, Salt Lake City, County of Salt Lake, State of Utah. The general business of the Association shall be conducted at its main office and its branches.

         THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five shareholders, the exact number of Directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Unless otherwise provided by the laws of the United States any vacancy in the Board of Directors for any reason, including an increase in the number thereof, may be filled by action of the Board of Directors.

         FOURTH. The annual meeting of the shareholders for the election of Directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office or such other place as the Board of Directors may designate, on the day of each year specified therefore in the Bylaws, but if no election is held on that day, it may be held any subsequent day according to the provision of law; and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors.

         Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the bank entitled to vote for election of Directors. Nominations other than those made by or on behalf of the existing management of the bank, shall be made in writing and shall be delivered or mailed to the President of the bank and to the Comptroller of the Currency, Washington, D.C. not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of the Directors, provided however, that if less than 21 days notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the bank and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder; (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the bank that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the bank owned by the notifying shareholder. Nominations not made in accordance herewith may in his discretion, be disregarded by the chairman of the meeting, and upon his

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instructions, the vote tellers may disregard all votes cast for each such nominee.

         FIFTH. The authorized amount of capital stock of this Association shall be 3,000,000 shares of common stock of the par value of five dollars ($5.00) each, but said capital stock may be increased or deceased from time to time, in accordance with the provisions of the laws of the United States.

         No holder of shares of the capital stock of any class of the corporation shall have any preemptive or preferential right of subscription to any shares of any class of stock of the corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the corporation, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion may from time to time determine and at such price as the Board of Directors may from time to time fix.

         If the capital stock is increased by a stock dividend, each shareholder shall be entitled to his proportionate amount of such increase in accordance with the number of shares of capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized.

         The Association, at any time from time to time, may authorize and issue debt obligations whether or not subordinated, without the approval of the shareholders.

         SIXTH. The Board of Directors shall appoint one of its members President of this Association, who shall be Chairman of the Board, unless the Board appoints another Director to be the Chairman. The Board of Directors shall have the power to appoint one or more Vice Chairman. The Board of Directors shall have the power to appoint one or more Vice Chairmen of the Board; also, one or more Vice Presidents; and to appoint a Cashier and such other officers and employees as may be required to transact the business of this Association.

         The Board of Directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all Bylaws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

         SEVENTH. The Board of Directors shall have the power to change the location of the main office to any other place within the limits of Salt Lake City, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency and shall have the power to establish or change the location of any branch or branches of the Association to any other

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location, without the approval of the shareholders but subject to the approval of the comptroller of the Currency.

         EIGHTH. The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

         NINTH. The Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than 25 percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of re cord at his address as shown upon the books of this Association. Shareholders who are directors waive written notice. In any case, a stockholders' meeting may be held at any time, without notice upon the concurrence of all the shareholders.

         TENTH. Any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the Association for reasonable expenses (including attorney's fees) actually incurred in connection with any action, suit, administrative or investigative matter, non derivative or derivative proceeding, or other proceeding, civil or criminal, to which he or they shall be made a party by reason of having been a director, officer, or employee of the Association or of any firm, corporation, or organization which he or they served in any such capacity at the request of the Association: Provided, however,that no person shall be so indemnified or reimbursed in relation to any matter in such action,matter, suit, or proceeding as to which he or they shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of duties to the Association. Expenses incurred in defending a civil or criminal action, suit or other proceeding as above described may be paid by the Corporation in advance in the final disposition of such action, suit or proceeding as may be authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of a director, office, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

         The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, his heirs, executors, or administrators, may be entitled under any statute, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to actions in another capacity while holding such office, or as may be enlarged upon under the Bylaws of this Association consistent with the provisions of this Article Tenth.

         The Association may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers and other employees to the extent that such indemnification is allowed in this Article Tenth. Such insurance may, but need not, be for the benefit of all directors, officers or employees.

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         ELEVENTH.  These Articles of Association  may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such great amount.

         IN WITNESS WHEREOF, we have hereunto set our hands this 13th day of February, 1980.

                                        ZIONS UTAH BANCORPORATION



                                    By  /s/ Roy W. Simmons
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ATTEST:


/s/ Ted E. Davis
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Secretary


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